Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico (646) 536-7030 nlaudico@theruthgroup.com

Almost Family Reports Fourth Quarter and Full Year 2013 Results

Louisville, KY, March 11, 2014 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three months and full year ended December 31, 2013.

Fourth Quarter Highlights:
•	Record net service revenues of $96.3 million
•	Net income attributable to Almost Family, Inc. of $328,000, or $0.03 per diluted share
•	Diluted EPS from continuing operations of $0.04 including $0.26 of acquisition related expenses, excluding which diluted EPS would have been $0.30
•	Cash flows from operations of $7.6 million
•	Visiting Nurse segment net revenues were $74.7 million and Personal Care segment revenues were $21.7 million
•	Results include the acquisition of SunCrest on December 6, 2013 which added $0.05 to diluted EPS from continuing operations for both the quarter and the year.

Full Year Highlights:
•	Record net service revenues of $357.8 million
•	Net income attributable to Almost Family, Inc. was $8.2 million, or $0.88 per diluted share
•	Diluted EPS from continuing operations of $0.91 including $0.32 of acquisition related expenses, excluding which diluted EPS would have been $1.23
•	Cash flows from operations of $19.8 million
•	Visiting Nurse segment net revenues were $275.8 million
•	Personal Care segment net revenues grew to $82.0 million.

Comments on 2013 Results
William Yarmuth, Chief Executive Officer, commented on the year: “We are pleased with where the Company is positioned for the future after another difficult year for the industry on the reimbursement and regulatory front.  Although the recent rebasing rule creates ongoing challenges over the next few years, we remain confident that home health care is key to an effective health care delivery system over the long term.  We are equally confident that the

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

Company is very well positioned to capitalize on the opportunities that will inevitably present themselves over this timeframe.  Our development activities over the last half of the year, capped by our significant acquisition of SunCrest in December, demonstrate our strong belief in the future.”

Yarmuth concluded:  “I want to take this opportunity to welcome all of the members of the SunCrest team to our organization.  We are excited about building on the strengths that they bring to our Company.”

Fourth Quarter Financial Results
Almost Family reported fourth quarter results that included the impact of the following acquisitions, as compared to our results for the fourth quarter of 2012:
•	The December 6, 2013 acquisition of SunCrest added $8.8 million to revenue ($7.8 million VN and $1.0 PC) and $0.05 to diluted EPS from continuing operations
•
As previously disclosed, one-time transaction costs, severance, wind-down, lease abandonment and transition costs related to the SunCrest transaction are expected to be between $7 million and $8 million incurred over the period from closing through the end of 2014.  Approximately $3.3 million ($0.26 per diluted share) of such costs have been incurred in the period from closing through December 31, 2013.

•	The July 19, 2013 acquisition of Indiana Home Care Network added $2.8 million of revenue to the VN segment and $0.03 to diluted EPS from continuing operations
•
The October 4, 2013 acquisition of our 61% interest in Imperium lowered diluted EPS from continuing operations by $0.01.  Operating costs of $482,000 associated with Imperium are included in our corporate expenses.  Imperium did not generate any material revenue in the period.

In addition to our acquisition activity, Medicare rate cuts, primarily sequestration, combined with 2014 rate cuts which affect episodes started in 2013 and ending in 2014 reduced revenue and operating income by $1.35 million and diluted EPS from continuing operations by $0.09.  VN segment Medicare admissions decreased organically by 5.9%, primarily in our Florida operations where we have overlap with SunCrest operations.  Due to the size, complexity and risks associated with the integration of the SunCrest acquisition, particularly in Florida, the Company urges investors to temper expectations as we proceed through the balance of our integration work over 2014.  Our PC segment hours of service and revenues grew organically by 8.4% and 7.1% respectively.

Our effective tax rate for the fourth quarter of 2013 was 78.6% compared to 40.1% for the fourth quarter of 2012, due to certain deal and transaction costs that are not currently deductible and that do not result in the establishment of a deferred tax asset.  We currently anticipate a normalized effective tax rate of 39.5% and have used that rate in the presentation of income and diluted EPS from continuing operations.

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

Full Year Ended December 31, 2013
Almost Family reported full year results that included the impact of the following acquisitions, as compared to our results for the full year of 2012:
•	The July 19, 2013 acquisition of Indiana Home Care Network added $5.0 million of revenue to the VN segment and $0.07 to diluted EPS from continuing operations
•	Because they occurred in the fourth quarter of 2013 the impact of SunCrest and Imperium for the full year was the same as for the fourth quarter
In addition to our acquisition activity, Medicare rate cuts, primarily sequestration reduced revenue and operating income by $4.4 million and diluted EPS from continuing operations by $0.28.  VN segment Medicare admissions increased organically by 0.2%.  Our PC segment hours of service and revenues grew organically by 6.8% and 5.1%, respectively.

Our effective tax rate for 2013 was 41.9% compared to 39.2% for 2012, primarily due to certain deal and transaction costs that are not currently deductible and that do not result in the establishment of a deferred tax asset.  We currently anticipate a normalized effective tax rate of 39.5% and have used that rate in the presentation of income and diluted EPS from continuing operations.

Acquisitions During 2013
On July 19, 2013, we completed the acquisition of the assets of the Medicare-certified home health agencies owned by IHCN for $12.5 million.  Under the IHCN umbrella we operate six home health locations, primarily in northern Indiana.

On October 4, 2013, we acquired a controlling interest in Imperium Health Management, LLC, (Imperium) a Louisville, KY based development-stage enterprise that provides strategic health management services to Accountable Care Organizations (ACO’s).

On December 6, 2013, we acquired the stock of SunCrest HealthCare.  The total purchase price for the stock was $75.5 million, subject to a working capital adjustment.  The transaction was funded from borrowings from our senior secured revolving credit facility and cash on hand.

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net service revenues	$96,341	$85,421	$357,812	$342,448
Cost of service revenues (excluding depreciation & amortization)	51,704	44,598	191,268	177,549
Gross margin	44,637	40,823	166,544	164,899
General and administrative expenses:
Salaries and benefits	27,315	24,413	102,367	96,406
Other	12,897	10,076	45,312	39,643
Deal and transition costs	3,337	80	4,322	588
Total general and administrative expenses	43,549	34,569	152,001	136,637
Operating income	1,088	6,254	14,543	28,262
Interest expense, net	(127)	(17)	(169)	(104)
Income before income taxes	961	6,237	14,374	28,158
Income tax expense	(756)	(2,501)	(6,020)	(11,047)
Net income from continuing operations	$205	$3,736	$8,354	$17,111

Discontinued operations:
(Loss) gain from operations, net
of tax of ($12), ($19), ($89) and $108	$(58)	$(31)	$(477)	$173
Gain on sale, net of tax of $2 and $971	3	-	171	-
(Loss) gain on discontinued operations	(55)	(31)	(306)	173
Net income	$150	$3,705	$8,048	$17,284
Net loss - noncontrolling interests	178	-	178	-
Net income attributable to Almost Family, Inc.	$328	$3,705	$8,226	$17,284

Per share amounts-basic:
Average shares outstanding	9,308	9,280	9,279	9,285
Income from continued operations attributable to Almost Family, Inc.	$0.04	$0.40	$0.92	$1.84
Discontinued operations	$(0.01)	$-	$(0.03)	$0.02
Net income attributable to Almost Family, Inc.	$0.03	$0.40	$0.89	$1.86

Per share amounts-diluted:
Average shares outstanding	9,401	9,313	9,374	9,324
Income from continued operations attributable to Almost Family, Inc.	$0.04	$0.40	$0.91	$1.84
Discontinued operations	$(0.01)	$-	$(0.03)	$0.01
Net income attributable to Almost Family, Inc.	$0.03	$0.40	$0.88	$1.85

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of December 31
ASSETS	2013	2012
CURRENT ASSETS:
Cash and cash equivalents	$12,246	$26,120
Accounts receivable - net	61,651	49,971
Prepaid expenses and other current assets	10,278	6,968
Deferred tax assets	11,532	6,580
TOTAL CURRENT ASSETS	95,707	89,639

PROPERTY AND EQUIPMENT - NET	8,142	5,401
GOODWILL	192,575	132,014
OTHER INTANGIBLE ASSETS	55,075	19,967
OTHER ASSETS	774	781
OTHER ASSETS, HELD FOR SALE	-	1,457
TOTAL ASSETS	$352,273	$249,259

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,526	$4,599
Accrued other liabilities	38,916	21,874
Current portion - notes payable and capital leases	702	625
TOTAL CURRENT LIABILITIES	51,144	27,098

LONG-TERM LIABILITIES:
Revolving credit facility	56,000	-
Deferred tax liabilities	25,580	16,785
Other liabilities	1,856	1,061
TOTAL LONG-TERM LIABILITIES	83,436	17,846
TOTAL LIABILITIES	134,580	44,944

NONCONTROLLING INTEREST - REDEEMABLE	3,639	-

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,500 and 9,421
issued and outstanding	950	942
Treasury stock, at cost, 92 and 91 shares	(2,340)	(2,320)
Additional paid-in capital	103,858	101,945
Noncontrolling interest - nonredeemable	(203)	-
Retained earnings	111,789	103,748
TOTAL STOCKHOLDERS' EQUITY	214,054	204,315
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$352,273	$249,259

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$8,048	$17,284
(Loss) gain on discontinued operations, net of tax	(306)	173
Net income from continuing operations before noncontrolling interest	8,354	17,111
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,863	2,552
Provision for uncollectible accounts	5,488	2,761
Stock-based compensation	1,465	1,473
Deferred income taxes	2,099	3,753

Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(893)	(8,708)
Prepaid expenses and other current assets	4,243	(1,129)
Other assets	235	228
Accounts payable and accrued expenses	(4,080)	(1,705)
Net cash from operating activities	19,774	16,336

Cash flows from investing activities:
Capital expenditures	(2,505)	(2,427)
Acquisitions, net of cash acquired	(88,465)	(536)
Net cash from investing activities	(90,970)	(2,963)

Cash flows from financing activities:
Credit facility borrowings	56,000	-
Proceeds from stock options exercises	11	70
Purchase of common stock in connection with share awards	(20)	(1,889)
Tax impact of share awards	(62)	-
Payment of special dividend	-	(18,562)
Principal payments on notes payable and capital leases	(720)	(1,200)
Net cash from financing activities	55,209	(21,581)

Cash flows from discontinued operations
Operating activities	(970)	695
Investing activities	3,083	(60)
Net cash from discontinued operations	2,113	635

Net change in cash and cash equivalents	(13,874)	(7,573)
Cash and cash equivalents at beginning of period	26,120	33,693
Cash and cash equivalents at end of period	$12,246	$26,120

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$74,660	77.5%	$66,147	77.4%	$8,513	12.9%
Personal Care	21,681	22.5%	19,274	22.6%	2,407	12.5%
	96,341	100.0%	85,421	100.0%	10,920	12.8%
Operating income before corporate expenses:
Visiting Nurse	8,266	11.1%	8,776	13.3%	(510)	-5.8%
Personal Care	2,398	11.1%	2,446	12.7%	(48)	-2.0%
	10,664	11.1%	11,222	13.1%	(558)	-5.0%
Deal and transition costs	3,337	3.5%	80	0.1%	3,257	4071.3%
Corporate expenses	6,239	6.5%	4,888	5.7%	1,351	27.6%
Operating income	1,088	1.1%	6,254	7.3%	(5,166)	-82.6%
Interest expense, net	(127)	-0.1%	(17)	0.0%	(110)	647.1%
Income tax expense	(756)	-0.8%	(2,501)	-2.9%	1,745	-69.8%
Net income from continuing operations	$205	0.2%	$3,736	4.4%	$(3,531)	-94.5%

EBITDA from continuing operations	$2,372	2.5%	$7,259	8.5%	$(4,887)	-67.3%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Year Ended December 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$275,813	77.1%	$265,401	77.5%	$10,412	3.9%
Personal Care	81,999	22.9%	77,047	22.5%	4,952	6.4%
	357,812	100.0%	342,448	100.0%	15,364	4.5%
Operating income before corporate expenses:
Visiting Nurse	30,749	11.1%	39,142	14.7%	(8,393)	-21.4%
Personal Care	10,137	12.4%	10,029	13.0%	108	1.1%
	40,886	11.4%	49,171	14.4%	(8,285)	-16.8%
Deal and transition costs	4,322	1.2%	588	0.2%	3,734	635.0%
Corporate expenses	22,021	6.2%	20,321	5.9%	1,700	8.4%
Operating income	14,543	4.1%	28,262	8.3%	(13,719)	-48.5%
Interest expense, net	(169)	0.0%	(104)	0.0%	(65)	62.5%
Income tax expense	(6,020)	-1.7%	(11,047)	-3.2%	5,027	-45.5%
Net income from continuing operations	$8,354	2.3%	$17,111	5.0%	$(8,757)	-51.2%

EBITDA from continuing operations	$18,871	5.3%	$32,287	9.4%	$(13,416)	-41.6%

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended December 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	131		103		28	27.2%

All payors:
Patient months	61,367		53,451		7,916	14.8%
Admissions	17,585		15,643		1,942	12.4%
Billable visits	530,051		466,947		63,104	13.5%

Medicare:
Admissions	15,889	90%	14,203	91%	1,686	11.9%
Revenue (in thousands)	$68,624	92%	$60,969	92%	$7,655	12.6%
Revenue per admission	$4,319		$4,293		$26	0.6%
Billable visits	450,842	85%	393,865	84%	56,977	14.5%
Recertifications	9,416		7,823		1,593	20.4%
Payor mix % of Admissions
Traditional Medicare Episodic	88.7%		92.7%		-4.0%
Replacement Plans Paid Episodically	2.8%		2.6%		0.2%
Replacement Plans Paid Per Visit	8.4%		4.7%		3.7%

Non-Medicare:
Admissions	1,695	10%	1,440	9%	255	17.7%
Revenue (in thousands)	$6,036	8%	$5,178	8%	$858	16.6%
Revenue per admission	$3,561		$3,596		$(35)	-1.0%
Billable visits	79,209	15%	73,082	16%	6,127	8.4%
Recertifications	1,311		1,571		(260)	-16.5%
Payor mix % of Admissions
Medicaid & other governmental	27.9%		31.7%		-3.8%
Private payors	72.1%		68.3%		3.8%

PERSONAL CARE OPERATING METRICS

	Three Months Ended December 31,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	62		60		2	3.3%

Admissions	1,050		1,072		(22)	-2.1%
Patient months of care	18,117		17,280		837	4.8%
Billable hours	1,208,847		1,079,477		129,370	12.0%
Revenue per billable hour	$17.94		$17.86		$0.08	0.4%

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Year Ended December 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	112		105		7	6.7%

All payors:
Patient months	224,446		212,555		11,891	5.6%
Admissions	64,843		62,319		2,524	4.1%
Billable visits	1,967,407		1,847,268		120,139	6.5%

Medicare:
Admissions	58,634	90%	56,179	90%	2,455	4.4%
Revenue (in thousands)	$255,097	93%	$245,487	93%	$9,610	3.9%
Revenue per admission	$4,351		$4,370		$(19)	-0.4%
Billable visits	1,676,717	85%	1,546,230	84%	130,487	8.4%
Recertifications	33,699		31,098		2,601	8.4%
Payor mix % of Admissions
Traditional Medicare Episodic	91.9%		93.7%		-1.8%
Replacement Plans Paid Episodically	2.6%		3.2%		-0.6%
Replacement Plans Paid Per Visit	5.5%		3.1%		2.4%

Non-Medicare:
Admissions	6,209	10%	6,140	10%	69	1.1%
Revenue (in thousands)	$20,717	7%	$19,914	8%	$803	4.0%
Revenue per admission	$3,336		$3,243		$93	2.9%
Billable visits	290,696	15%	301,038	16%	(10,342)	-3.4%
Recertifications	5,493		6,264		(771)	-12.3%
Payor mix % of Admissions
Medicaid & other governmental	28.3%		36.9%		-8.6%
Private payors	71.7%		63.1%		8.6%

PERSONAL CARE OPERATING METRICS

	Year Ended December 31,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	4,311		4,319		(8)	-0.2%
Patient months of care	70,611		69,304		1,307	1.9%
Billable hours	4,602,260		4,275,007		327,253	7.7%
Revenue per billable hour	$17.82		$18.02		$(0.20)	-1.1%

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
Net income from continuing operations	$205	$3,736	$8,354	$17,111
Add back:
Interest expense	127	17	169	104
Income tax expense	756	2,501	6,020	11,047
Depreciation and amortization	858	659	2,863	2,552
Amortization of stock-based compensation	426	346	1,465	1,473
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$2,372	$7,259	$18,871	$32,287

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Georgia, Pennsylvania, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Almost Family operates over 240 branch locations in fourteen U.S. states.

Almost Family Reports Fourth Quarter and Full Year 2013 Results

March 11, 2014

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third-party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”  With regard to the Company’s recent investment in Imperium, in particular given that it is a development stage enterprise, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.